EXHIBIT 23.2

                         CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements of Miami Computer Supply Corporation on Form S-3 (SEC File No. 333-65859) and Form S-8 (SEC File Nos. 333-56499, 333-53699, 333-42291 and
333-42285) of our report dated February 20, 1999, appearing on page 20 of this Form 10-K.




PricewaterhouseCoopers LLP
Cincinnati, Ohio
March 31, 1999